Exhibit 3.4

                                CERTIFICATE OF MERGER
                                          OF
                               SYNAPTX WORLDWIDE, INC.
                                 (A UTAH CORPORATION)
                                         INTO
                                    PALADYNE CORP.
                               (A DELAWARE CORPORATION)


                             (Pursuant to Section 252 of
                the General Corporation Law of the State of Delaware)


                    The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:


                    1. The name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") to the merger (the "Merger") is as follows:

                    NAME                     STATE OF INCORPORATION
                    ----                     ----------------------

               Synaptx Worldwide, Inc.            Utah
               Paladyne Corp.                     Delaware


                    2. An Agreement and Plan of Merger, dated January 19, 1999, between the Constituent Corporations has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of
          Section 252(c) of the General Corporation Law of the State of
          Delaware.


                    3. The name of the surviving corporation of the Merger is Paladyne Corp. (the "Surviving Corporation"). Synaptx Worldwide, Inc. shall be the merging corporation.


                    4. The Certificate of Incorporation of the Surviving Corporation shall be its Certificate of Incorporation.

                    5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 615 Crescent Executive Court, Suite 128, Lake Mary, Florida 32746.


                    6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.


                    7. The authorized capital stock of each Constituent Corporation that is not a corporation of the State of Delaware is as follows:

               NAME                     AUTHORIZED CAPITAL STOCK
               ----                     ------------------------

          Synaptx Worldwide, Inc.       25,000,000 shares of Common Stock,
                                        $.001 par value per share.
                                        10,000,000 shares of Preferred
                                        Stock, $.001 par value per share.


                    8. This Certificate of Merger shall be effective on the date and at the time it is filed with the Secretary of State of the State of Delaware.


                    IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 3rd day of March, 1999.


                              PALADYNE CORP.


                              By:  /s/ Ronald L. Weindruch
                                 --------------------------------
                                   Ronald L. Weindruch
                                   President and Chief Executive Officer


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